SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2011

BIOTIME, INC.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

          On February 11, 2011, we and our subsidiary OrthoCyte Corporation (“OrthoCyte”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glycosan BioSytems, Inc. (“Glycosan”) pursuant to which Glycosan agreed to merge with OrthoCyte.  Through the merger, Glycosan stockholders will receive, in the aggregate, approximately 332,906 BioTime common shares, and warrants to purchase approximately an additional 206,612 BioTime common shares at an exercise price of $10 per share (the “Warrants”).  The Warrants will expire on May 3, 2014.

          Established in 2006, Glycosan has been a leader in developing, manufacturing, and marketing proprietary biocompatible hydrogels that mimic the extracellular matrix (ECM). The ECM is an important and complex mixture of macromolecules that holds cells together in tissues and organs and performs many other important functions. Glycosan’s products have the demonstrated ability to support the growth and directed differentiation of stem cells and are designed as implantable, resorbable matrices for tissue engineering, regenerative medicine, and for research applications involving the laboratory culture of human cells. BioTime expects to utilize the technology in its future stem cell-based therapeutic products and to continue the marketing of the products for research use.

          Glycosan’s technology was invented by Glenn D. Prestwich, Ph.D. (Presidential Professor of Medicinal Chemistry at the University of Utah) and was assigned to the University of Utah.  Glycosan holds a license from the University to use the patents to that technology outside the United States in 27 member states of the European Union, Canada, Australia, and Japan exclusively for all uses except veterinary use, and within the United States exclusively for cosmetics, reagents and platforms for in vitro cell and tissue culture, platforms and services for in vitro drug toxicology and efficacy testing, in materials for preserving or extending the useful life of human organs and tissues, and for in vivo xenograft models using human tissues.  Also within the U.S., the licensed fields of use include the co-exclusive use of the patent rights to make, use, and sell products and methods in which living tissue or cells are incorporated outside the body into a polymer platform, at a facility other than the “point-of-care” facility, for subsequent implant in patients for therapeutic use.

Glycosan manufactures Extracel, PEGgel, and HyStem hydrogel products for basic laboratory research use, and sells those products directly and through arrangements with distributors in the United States and abroad.  Glycosan has recently completed pre-clinical development of HyStem-Rx for potential use as an implantable cell delivery matrix.  The formulations and performance of Glycosan’s Extracel, Hystem, and HyStem-Rx hydrogels are identical, but HyStem-Rx is manufactured and tested to be a much higher level of purity.  The use of HyStem-Rx as an implantable cell delivery matrix in humans will require approval by the United States Food and Drug Administration and comparable regulatory agencies in foreign countries, which have not yet been obtained.  Approval of the device for human therapeutic use might also create an expanded market for the device to other developers of therapeutic tissue transplant products.

           OrthoCyte was formed in 2010 to develop cell-based therapies for the treatment of orthopedic diseases and injuries. OrthoCyte has compiled proprietary animal preclinical data on two therapeutic product candidates designated OTX-CP03 and OTX-CP07, which were formulated in Glycosan’s hydrogel and showed initial evidence of safety and efficacy in animal models of joint disease.

          Dr. William P. Tew, Ph.D., Glycosan’s co-founder, President and Chief Executive Officer, will become the Vice President of Business Development of OrthoCyte following the merger. Dr. Tew has extensive experience in life sciences, biopharmaceuticals, and university technology licensing. He was on the research and teaching faculty at Johns Hopkins University School of Medicine from 1979-1983, and served as Associate Provost and Assistant Dean of Technology Licensing from 2000-2004. In 1980 he founded Chesapeake Biological Laboratories, where he served as chairman and CEO for almost two decades (1981-1999), developing and manufacturing bulk pharmaceuticals, parenteral drugs, and medical devices in compliance with FDA and cGMP regulations. He also oversaw the design, validation, and operation of sterile filling and packing facilities and implemented reliable ISO quality-management systems.

          We expect that the merger will be completed on or about March 18, 2011.  The obligations of BioTime, OrthoCyte, and Glycosan to consummate the merger is subject to the satisfaction of certain conditions, including approval of the merger by the Glycosan stockholders, and that the BioTime shares to be issued in the merger and upon exercise of the Warrants are approved for listing on a when issued basis by the NYSE Amex.

          Ten percent of the BioTime common shares and Warrants issued in the merger will be held in escrow for six months, subject to extension in the case of any pending claims, from which BioTime and OrthoCyte are entitled to be indemnified under the Merger Agreement.  If any indemnified claims arise during the escrow period, an amount of shares and warrants having a value equal to the amount of the indemnified claim will be returned to us for cancellation in satisfaction or partial satisfaction of the indemnified claim.

          We have agreed to register the BioTime shares and Warrants issued in the merger, and the BioTime shares issuable upon exercise of the Warrants, for sale under the Securities Act of 1933, as amended, for the account of the former Glycosan stockholders.  We will bear the costs and expenses of such registration, including all costs related to the preparation and filing of a registration statement, and the printing of prospectuses.  We will also indemnify the former Glycosan stockholders from certain liabilities that may arise under the Securities Act.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated February 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: February 14, 2011	By:	/s/ Robert W. Peabody
Robert W. Peabody, Senior Vice President, Chief Operating Officer and
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated February 14, 2011